COMMERCIAL LEASE

Made the 1st day of January, 2016

BETWEEN

HAUTE INC.

A Corporation incorporated pursuant to the laws of the Province of Ontario

(the “Landlord”)

                                      -and-

SUSGLOBAL ENERGY CORP.

A Corporation incorporated pursuant to the laws of the Province of Ontario

(the “Tenant”)

In consideration of the rents, covenants and obligations stipulated herein the Landlord and the Tenant have agreed to enter into a Lease, the premises located at and known municipally as 200 Davenport Road, Toronto Ontario, as more particularly described herein (the “Premises”).

1. GRANT OF LEASE

(1)	The Landlord leases the Premises to the Tenant:

	(a)	at the Rent set forth in Section 2:

	(b)	for the Term set forth in Section 3: and

	(c)	subject to the conditions and in accordance with the covenants, obligations and agreements herein.

(2)	The Landlord covenants that it has the right to grant the leasehold interest in the Premises free from encumbrances except as disclosed on title.

2. RENT

(1)	The Tenant covenants to pay to the Landlord, during the TERM of this Lease Gross Rent as Follows:

The sum of FORTY-TWO THOUSAND DOLLARS ($42,000.00) per annum, payable monthly in advance in equal installments of THREE THOUSAND FIVE HUNDRED DOLLARS ($3,500.00) on the 1st day of each and every month, commencing on the first day of the Term as Basic Rent. Basic Rent shall be subject to H.S.T.

The Tenant shall provide the Landlord with the sum of SEVEN THOUSAND DOLLARS ($7,000.00) on account of first and last months’ Basic Rent for the Premises plus H.S.T upon the signing of this Lease. The Tenant shall also provide the Landlord with Ten (10) post-dated cheques in the sum of THREE THOUSAND NINE HUNDRED AND FIFTY-FIVE DOLLARS ($3,955.00) each prior to the commencement of the Term.

3. TERM, POSSESSION and RENEWAL

(1)      The Tenant shall have possession of the Premises for a period of One (1) year commencing on the 1st day of January, 2016, and ending on the 31st day of December, 2016 (the “Term”).

4. TERMINATION AT END OF TERM

            If the Tenant remains in possession of the Premises after termination of this Lease as aforesaid and if the Landlord then accepts rent for the Premises from the Tenant, it is agreed that such overholding by the Tenant and acceptance of Rent by the Landlord shall create a monthly tenancy only but the tenancy shall remain subject to all the terms and conditions of this Lease except those regarding the Term.

5. NOTICE

(1)      Any notice required or permitted to be given by one party to the other pursuant to the terms of this Lease may be given to the Landlord at the Premises and to the Tenant at the Premises.

(2)      The above addresses may be changed at any time by providing written notice to the other party.

(3)      Any notice given by one party to the other in accordance with the provision of this Lease shall be deemed conclusively to have been received on the date delivered if the notice is served personally or seventy-two (72) hours after mailing if the notice is mailed.

6. REGISTRATION

            The Tenant shall not at any time register notice of or a copy of this Lease on title to the property of which the Premises form part without consent of the Landlord.

7. INTERPRETATION

(1)      The words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender, and words importing persons shall include firms and corporations and vice versa.

(2)      Unless the context otherwise requires, the word “Landlord” and the word “Tenant” wherever used herein shall be construed to include the executors, administrators, successors and assigns of the Landlord and Tenant, respectively.

(3)      When there are two or more Tenants bound by the same covenants herein contained, their obligations shall be joint and several.

(4)      This Lease constitutes the entire agreement between the parties pertaining to the subject matter of this Lease and supersedes all prior agreements, offers to lease, understandings, negotiations and discussions, whether oral or written, of the parties. This Lease may not be modified or amended except pursuant to an agreement in writing executed by the Landlord and the Tenant. There are no representations, warranties, covenants, inducements, conditions or other agreements, whether oral or written, express or implied, forming part of or in any way affecting or relating to this Lease except as expressly set out in this Lease. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the landlord has not made any representations or warranties to the Tenant regarding whether the Tenant’s intended use of the Premises is permitted by the applicable zoning, the Tenant having independently satisfied itself with respect to this matter prior to signing this Lease. All representations, warranties, covenants, inducements, conditions and other agreements made by either party or their representatives which are relied upon by the other party are contained in this Lease and each party disclaims reliance on any representations, warranties, covenants, inducements, conditions or agreements.

Signatures on following page.

            In Witness of the foregoing covenants the Landlord and the Tenant have executed this Lease.

Witness

LANDLORD

HAUTE INC.

Per: /s/ Marc Hazout

MARC HAZOUT-President

I have the authority to bind the Corporation

TENANT

SUSGLOBAL ENERGY CORP.

Per: ___________________________

Name:

Title:

I have authority to bind the Corporation